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                                  EXHIBIT (1)
     Resolution of the Board of Directors of United Investors Life Insurance Company
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                UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF
                    UNITED INVESTORS LIFE INSURANCE COMPANY
                          IN LIEU OF SPECIAL MEETING

     The undersigned, constituting all of the members of the Board of Directors of United Investors Life Insurance Company (the "Company"), a Missouri corporation, acting pursuant to Section 351.340 of the Missouri General Business Corporation Law and Section 9 of Article III of the Bylaws of the Company, hereby adopt the following resolutions as action of the Board of Directors of the Company by unanimous written consent and direct that such resolutions be placed with the minutes of the proceedings of the Board of Directors of the
Company:


          BE IT RESOLVED by the Board of Directors of United Investors Life Insurance Company (the "Company") that the Company, pursuant to the provisions of Section 376.309 of the Missouri Insurance Statutes, hereby establishes a separate account designated, "Titanium Annuity Variable Account" (hereinafter "Variable Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

          FURTHER RESOLVED, that Variable Account shall be established for the purpose of providing for the issuance by the Company of such variable annuity or such other contracts ("Contracts") as the Board of Directors may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

          FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Variable Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

          FURTHER RESOLVED, that the fundamental investment policy of Variable Account shall be to invest or reinvest the assets of Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts; and

          FURTHER RESOLVED, that twenty-nine (29) investment divisions be, and hereby are established within Variable Account, to which net payments under the Contracts will be allocated in accordance with instructions received from contract-holders, and that the Board of Directors be, and hereby is, authorized to increase or decrease the number

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of investment divisions in Variable Account as it deems necessary or appropriate; and

     FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

     FURTHER RESOLVED' that each investment division may be comprised of two subdivisions, one to hold the amounts contributed under Contracts issued to retirement plans qualifying for favorable tax treatment under the provisions of the Internal Revenue Code, as amended, and the other to hold amounts contributed under Contracts not issued to such qualified plans; and

     FURTHER RESOLVED, that the President and the Treasurer be, and they hereby are, authorized to deposit such amount in Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operation; and

     FURTHER RESOLVED, that the President and the Treasurer be, and they hereby are, authorized to transfer funds from time to time between United Investors' general account and Variable Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

     FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) Register Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statement, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the Officers of the Company shall deem necessary or appropriate; and
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     FURTHER RESOLVED, that the President, the Treasurer and the Vice President and Chief Actuary, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

     FURTHER RESOLVED, that John H. Livingston and Frederick R. Bellamy are hereby jointly and severally appointed as agents for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, that the appropriate Officers of the Company be, and they hereby are, authorized on behalf of Variable Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts as may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of Variable Account and the Company; and

     FURTHER RESOLVED, that the President and the Vice President and Chief Actuary of the Company be, and they hereby are authorized in the names and on behalf of Variable Account and the Company to execute and file irrevocable written consents on the part of Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Account
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     and of the Company for the purpose of receiving and accepting process; and

          FURTHER RESOLVED, that the President of the Company be, and hereby is, authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by Variable Account; and

          FURTHER RESOLVED, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with any qualified entity under which such entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Account and the design, issuance, and administration of the Contracts.

          FURTHER RESOLVED, that, since it is expected that Variable Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

          FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

DATED as of this 15/th/ day of September, 1999.


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